Exhibit 10.7

Glenn MacNeil MacKov Investments Limited 1554 Jarvie Crescent Milton, Ontario Canada L9T 5Z3	March 28, 2011

Re:	Purchase of Overriding Royalty Interest

Dear Glenn:

This letter will serve to confirm our understanding and agreement for the purchase by MacKov Investments Limited (“MacKov”) from Hewitt Petroleum, Inc. (“HPI”) of certain overriding royalty interests (“ORRI”) in oil & gas leases owned or to be acquired by HPI in Kansas, as follows:

Purchase of ORRI.  MacKov hereby agrees to purchase, and HPI hereby agrees to sell, assign and convey to MacKov, an ORRI in the following percentages and in described leases in Kansas:

Project	Lease Name	%ORRI
Boyd	Boyd	1.370%
Gorham	Furthmyer	1.500%
Gorham	Mai	0.250%
Koelsch	Anderson Trust	2.250%
Koelsch	Ketchelman (Gill)	1.125%
Koelsch	Meyer Trust	2.250%
Koeslch	Prescott	1.000%
South Haven	Daryl Yearout	2.250%
South Haven	Dwain Yearout	2.250%
South Haven	Helsel	2.250%
Gorham	H. Boxberger	1.000%

The purchase price for the ORRI shall be $50,000. The assignment of the interest shall be made and recorded by HPI in the form of all other assignments to its other ORRI owners.  The $50,000 shall be used by HPI to acquire, remediate and develop its Kansas oil & gas properties.  This agreement shall be governed under the laws of the state of Utah, and the venue for any dispute shall be Salt Lake County, Utah.

HEWITT PETROLEUM, INC.

By:	/s/ Douglas C. Hewitt
Douglas C. Hewitt, President

ACCEPTED & AGREED:
MacKov Investments Limited

By:	/s/ Glenn MacNeil	Dated: March 28, 2011
Glenn MacNeil

15 W. SOUTH TEMPLE, SUITE 1050, SALT LAKE CITY, UTAH 84101 • OFFICE 801.519.8500